EXHIBIT 10(c)(1)

EXECUTION COPY

THIRD OMNIBUS AMENDMENT

This THIRD OMNIBUS AMENDMENT, dated as of December 22, 2006 (as amended, modified, waived, supplemented or restated from time to time, this “Amendment”), is by and among:

(1) U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns “U.S. Bank”), not in its individual capacity, but solely as Custodian (in such capacity, the “Custodian”) and as indenture trustee (in such capacity, the “Indenture Trustee”) under the Indenture (as defined below);

(2) CITIGROUP GLOBAL MARKETS REALTY CORP., a Delaware corporation (together with its successors and assigns, “Citigroup”), as note purchaser (in such capacity, the “Note Purchaser”) under the Note Purchaser Agreement (as defined below);

(3) NEWSTAR WAREHOUSE FUNDING 2005 LLC, a Delaware limited liability company (together with its successors and assigns, “NewStar LLC”). as issuer (in such capacity, the “Issuer”) under the Indenture (as defined below) and as purchaser (in such capacity, the “Purchaser”) under the Sale and Servicing Agreement (as defined below);

(4) NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “NewStar Financial”), as seller (in such capacity, “Seller”) and as servicer (in such capacity, “Servicer”) under the Sale and Servicing Agreement (as defined below); and

(5) LYON FINANCIAL SERVICES, INC., d/b/a U.S. Bank Portfolio Services (together with its successors and assigns, “USBPS”), as backup servicer (in such capacity, “Backup Servicer”).

INTRODUCTORY STATEMENT

NewStar Financial, as Seller and as Servicer, NewStar LLC, as Purchaser, and USBPS, as Backup Servicer, have entered into the Sale and Servicing Agreement, dated as of December 30, 2005 (the “Sale and Servicing Agreement”).

NewStar LLC, as Issuer, and U.S. Bank, as Indenture Trustee and as Custodian, have entered into the Indenture, dated as of December 30, 2005 (the “Indenture”).

NewStar LLC, as Issuer, NewStar Financial, as Seller and Servicer, and Citigroup, as Note Purchaser, have entered into the Note Purchase Agreement, dated as of December 30, 2005 (the “Note Purchase Agreement”), which agreement is being amended and restated, concurrently with the execution and delivery of this Amendment, pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 22, 2006 (the “Amended and Restated Note Purchase Agreement” and, together with the Sale and Servicing Agreement and the Indenture, the “Basic Documents”) among each of the parties to the Original Note Purchase Agreement.

Pursuant to the Indenture, NewStar LLC, as Issuer, has issued a Note to the Note Purchaser with an aggregate initial principal amount of up to $300,000,000 (the “Note”).

In April of 2006, the parties entered into a First Omnibus Amendment amending Appendix A to each of the Basic Documents (the “First Omnibus Amendment”), and, in June of 2006, the parties entered into a Second Omnibus Amendment further amending Appendix A to each of the Basic Documents (the “Second Omnibus Amendment”).

Concurrently with the execution and delivery of this Amendment, NewStar LLC is executing and delivering a Continuing Agreement for Letters of Credit in favor of Citibank, N.A. (the “Reimbursement Agreement”). The parties now wish to amend the Indenture and the Sale and Servicing Agreement in the manner set forth herein, and to adopt the Usage and Definitions attached hereto as Exhibit A (the “Definitions Appendix”) as the definitions appendix that is to be applicable to each of the Basic Documents. The parties also wish that the Issuer shall make a confirmatory grant to the Indenture Trustee of the security interest in the Collateral, reflecting the addition of the Issuing Bank as a secured party and certain additional secured obligations.

The parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, all defined terms that are defined in the Sale and Servicing Agreement (as amended by this Amendment) or, if not therein defined, in the Amended and Restated Note Purchase Agreement or, if not therein defined, in the Indenture (as amended by this Amendment) (including, in each case, the Definitions Appendix), shall have the same meanings when used herein.

Section 2. Adoption of the New Definitions Appendix. Appendix A to each of the Basic Documents, is hereby deleted and replaced in its entirety with the Definitions Appendix attached hereto as Exhibit A.

Section 3. Amendments to the Sale and Servicing Agreement. The Sale and Servicing Agreement is hereby amended as follows:

(a) Section 2.1 (a) of the Sale and Servicing Agreement is amended by adding the following sentence at the end thereof:

“For avoidance of doubt, all Letter of Credit Rights shall constitute ‘Purchased Assets’ and a part of the ‘Transferred Rights’ that shall be Assigned to the Purchaser pursuant to Section 2.2(a) hereof (and all such Letter of Credit Rights are hereby assigned, conveyed, set over, granted, pledged and transferred to the Purchaser).”

(b) Section 2.1(b) of the Sale and Servicing Agreement is amended to read in its entirety as follows:

“(b) Without limitation of subsection (a), above, as between Purchaser and Seller, Seller shall be responsible for, and hereby assumes from the Purchaser, and hereby covenants and agrees to (now and at all times in the future) perform all obligations on the part of the Lender to fund the unfunded Commitment relating to the Purchased Assets, to issue (or cause to be issued) letters of credit as required under the Loan Documents relating to the Purchased Assets and to perform any other obligations under such Loan Documents or otherwise in respect of the Purchased Assets. Without limitation of the foregoing, Purchaser does not assume any of the obligations under the Purchased Assets constituting a part of the Retained Interest. For avoidance of doubt, (A) this Section 2.1(b) shall apply with respect to all Purchased Assets, including Purchased Assets that are acquired from Seller and Purchased Assets that are acquired from third parties, (B) Seller may satisfy its obligation to fund additional draws on the Commitment under any Revolving Credit Facility or Delayed-Draw Term Loan by causing Purchaser to sell additional

Incremental Note Balances under the Note Purchase Agreement and apply the proceeds of such draws to fund such Commitments (provided, that the conditions to such sales of additional Incremental Note Balances under the Note Purchase Agreement and the other Basic Documents are satisfied) and (C) Seller may satisfy its obligation to cause letters of credit to be issued under the Related Loan with respect to any Purchased Loan Portion by directing Purchaser to direct the Note Purchaser to cause the Issuing Bank to issue Letters of Credit pursuant to Section 2.07 of the Note Purchase Agreement (provided, that the conditions to such issuance under the Note Purchase Agreement and the other Basic Documents are satisfied). Without limitation of the foregoing, from and after (I) the funding of any Advance in respect of the Related Loan (constituting a Delayed-Draw Term Loan or Revolving Credit Facility) with respect to any Purchased Asset, all rights arising from or relating to such Advance (including, without limitation, the right to receive from the Borrower and any other Obligors repayment of such Advance and any interest thereon) will constitute a part of the Purchased Assets, the Collateral and the property sold to Purchaser under this Agreement and (II) the issuance of a Letter of Credit in respect of the Related Loan with respect to any Purchased Loan Portion, all rights arising from or relating to such Letter of Credit (including, without limitation, the right to receive from the Borrower and any other Obligors reimbursement of any draws thereon, together with related interest, fees, charges, commissions and other amounts) will constitute apart of the Purchased Assets, the Collateral and the property sold to Purchaser under this Agreement.”

(c) The proviso to the third sentence of Section 2.2(a) of the Sale and Servicing Agreement is amended to read in its entirety as follows:

“provided, that, in any such event, the Seller’s obligation to fund the unfunded Commitment on any Related Loan with respect to a Purchased Asset, and to cause letters of credit to be issued under, and perform other obligations under, the Loan Documents in respect of the Purchased Assets, in each case pursuant to Section 2.1(b) shall not be limited.”

(d) The third sentence of Section 2.8(a) of the Sale and Servicing Agreement is amended to read in its entirety as follows:

“If the transfer of the Purchased Assets pursuant to this Agreement on one or more Acquisition Dates (taken together with the payment of the Asset Purchase Price or the portion thereof that is payable in cash) is characterized as a collateral transfer for security or as a financing transaction (a “Recharacterization Event”), the Seller intends that the Purchaser have a first priority, perfected security interest in, and lien on, the Purchased Assets to secure an obligation of the Seller to pay to the Purchaser an amount (the “Seller Secured Amount”) equal to, without duplication, the sum of the Note Balance from time to time outstanding, plus all interest accrued thereon, plus all accrued and unpaid Unused Fee Amounts and L/C Fee Amounts, plus all reimbursement obligations due to the Issuing Bank under the Reimbursement Agreement, plus all interest accrued thereon, plus all other obligations of the Seller and/or the Issuer to the Purchaser, the Indenture Trustee, the Custodian, the Back-Up Servicer, any Hedge Counterparty, the Issuing Bank and/or the Note Purchaser under the Basic Documents.”

(e) Section 3.1 of the Sale and Servicing Agreement is amended in the first paragraph thereof by inserting “Purchaser” and “Note Purchaser” with “Purchaser, Note Purchaser and the Issuing Bank.”

(f) Section 4.1(e) of the Sale and Servicing Agreement is amended by inserting the following at the end thereof:

“Without limitation of the preceding sentence, no provision of any Loan Documents relating to letters of credit, and any fees, commissions or reimbursement obligations related thereto, may be amended, waived or otherwise modified without the prior written consent of the Note Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.”

(g) Section 4.1(m) of the Sale and Servicing Agreement is amended to read in its entirety as follows:

“(m) Without limitation of any other provision of this Agreement, including Section 8.6(b), Servicer acknowledges that its obligations under this ARTICLE IV and elsewhere in this Agreement shall be for the direct benefit of Note Purchaser and the Issuing Bank, and each of the Note Purchaser and the Issuing Bank shall be entitled to enforce such obligations directly against Servicer.”

(h) Section 4.9(b) of the Sale and Servicing Agreement is amended to read in its entirety as follows:

“(b) Establishment of Custodial Account and Cash Collateral Account. On or before the Closing Date, Servicer will establish a segregated trust account, in the name of the Indenture Trustee, at a Qualified Institution or Qualified Trust Institution (which initially will be U.S. Bank) to be designated as “U.S. Bank National Association, as Indenture Trustee, as secured party for NewStar Warehouse Funding 2005 LLC” that will be designated as the “Custodial Account.” On or before the Amendment Effective Date (as defined in the Note Purchase Agreement), Servicer will establish a segregated trust account, in the name of the Indenture Trustee, at a Qualified Institution or Qualified Trust Institution (which initially will be U.S. Bank) to be designated as “U.S. Bank National Association, as Indenture Trustee, as secured party for NewStar Warehouse Funding 2005 LLC” that will be designated as the “Cash Collateral Account.”

(i) Section 8.5 of the Sale and Servicing Agreement is amended to read in its entirety as follows:

“Section 8.5 Termination. This Agreement creates and constitutes the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date following which (i) the Revolving Period has been terminated, (ii) the Note Balance has been reduced to zero and all remaining amounts due under the Notes have been paid in full, (iii) the obligations of the Issuer under the Reimbursement Agreement (including, without limitation, the payment of all L/C Fees and any reimbursement obligations in respect of any Letters of Credit) have been paid in full and (iv) with respect to each Letter of Credit, either the L/C Amount has been reduced to zero or a Cash Collateral Deposit has been made; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Article III (as such remedies are set forth in Article VI and elsewhere in this Agreement) and the indemnification and payment provisions of Article VII, shall be continuing and shall survive any termination of this Agreement.”

(j) Section 8.6(b) of the Sale and Servicing agreement is amended by replacing the last sentence thereof with the following:

“(b) This Agreement shall inure to the benefit of, and be enforceable by, each of the Note Purchaser and the Issuing Bank in the same manner as if each such Person were a party to this Agreement.”

Section 4. Amendments to the Indenture. The Indenture is hereby amended as follows:

(a) The second paragraph of the “Granting Clauses” in the Indenture is amended to read in its entirety as follows:

“The foregoing Grant is made in trust to secure (a) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, (b) payment of amounts payable to the Hedge Counterparties under the Interest Rate Hedges (if any), (c) payment of amounts payable to Note Purchaser pursuant to the Note Purchase Agreement (including the Unused Fee Amount), (d) payment of amounts payable to the Issuing Bank under the Reimbursement Agreement, including all reimbursement obligations with respect to Letters of Credit and all L/C Fee Amounts, together with accrued interest on all of the foregoing, and (e) compliance by Issuer with the provisions of this Indenture, the Reimbursement Agreement, the other Basic Documents and the Interest Rate Hedges (if any) for the benefit of the Secured Parties.”

(b) The first paragraph of Section 5.6(b) of the Indenture is amended by adding the following at the end thereof:

“Notwithstanding the immediately preceding sentence, and notwithstanding any other provision to the contrary in this Indenture (including, without limitation, Section 8.2(b)), solely as between the Note Purchaser Parties (as defined in the Citibank Intercreditor Agreement), on the one hand, and the Issuing Bank, on the other hand, any money or property collected by the Indenture Trustee following the liquidation of the Collateral upon the occurrence of any Event of Default that has resulted in an acceleration of the Notes, that would, pursuant to this Indenture and the other Basic Documents (determined without giving effect to this sentence), be paid to the Note Purchaser Parties or the Issuing Bank, shall be allocated, as between such Note Purchaser Parties and the Issuing Bank, in the manner set forth in the Citibank Intercreditor Agreement. However, as between the Issuer and the Indenture Trustee (and, to the extent relevant, the Seller and the Servicer), on the one hand, and the Secured Parties, on the other hand, the amounts due to the Secured Parties under this Indenture and the other Basic Documents (including the amounts of interest accrued and paid, the Note Balance and other matters relevant thereto) shall be determined without giving effect to the immediately preceding sentence.”

(c) Clauses (viii), (ix), (xi) and (xiii) of Section 8.2(b) of the Indenture are each amended to read as respectively set forth below:

“(viii) (A) to Note Purchaser, the Unused Fee Amount and (B) to the Issuing Bank, the L/C Fee Amount, to be applied to clauses (A) and (B) pro rata, based on the respective amounts due;”

“(ix) (A) to Note Purchaser, any other amounts payable to Note Purchaser under the Note Purchase Agreement (excluding, for avoidance of doubt, any principal due under the Notes) and (B) to Issuing Bank, any other amounts payable to Issuing Bank under the Reimbursement Agreement (including, without limitation, any reimbursement obligations owed to the Issuing Bank in respect of any Letters of Credit that have been drawn, whether in whole or in part), to be applied to clauses (A) and (B) pro rata based on the respective amounts due;”

“(xiii) (A) first, to the Noteholders, as a payment of principal on the Notes, an amount equal to the Note Principal Distribution Amount, to be applied pro rata to the Outstanding Notes in reduction of the principal amount thereof, and (B) second, to make a Cash Collateral Deposit with respect to each Letter of Credit having a positive L/C Undrawn Exposure Amount, to the extent necessary (in the case of this subclause (B)) to reduce the amount of any Borrowing Base Deficiency to zero after giving effect to the application made pursuant to the foregoing subclause (A) and any application made pursuant to clause (ix) above;”

(d) Section 8.4(b) of the Indenture is amended to read in its entirety as follows:

“(b) Indenture Trustee, at such time as there is no Note Outstanding and all sums due Indenture Trustee pursuant to Section 6.6 have been paid in full, all amounts owing under the Interest Rate Hedges have been paid in full, all reimbursement and other amounts owing to the Issuing Bank under the Reimbursement Agreement and the other Basic Documents have been paid in full, and a Cash Collateral Deposit has been made with respect to each Letter of Credit having positive L/C Undrawn Exposure Amount, will release any remaining portion of the Collateral from the Lien of this Indenture and release to Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. Indenture Trustee will release property from the Lien of this Indenture pursuant to this Section 8.4 only upon receipt of an Issuer Request accompanied by an Officer’s Certificate confirming that all amounts owing by Issuer to the Secured Parties under the Indenture, or under the other Basic Documents have been paid. Notwithstanding any other part of this Section 8.4(b), no such release shall apply with respect to the Cash Collateral Account, which amounts shall be subject to the Lien under this Indenture and maintained in the manner set forth in Section 8.6 until the L/C Amount with respect to each Letter of Credit has been reduced to zero.”

(e) A new Section 8.6 is inserted immediately following Section 8.5 of the Indenture, which new Section 8.6 shall read in its entirety as follows:

“SECTION 8.6 Cash Collateral Account. Indenture Trustee shall hold all funds deposited from time to time in the Cash Collateral Account in trust solely for the Noteholders, the Note Purchaser and the Issuing Bank and shall withdraw funds from the Cash Collateral Account only to the extent that Collections applied pursuant to Section 8.2(b), or proceeds of the liquidation of the Collateral that are applied pursuant to Section 5.6(b), as the case may be, are insufficient to pay amounts due to the Noteholders, the Note Purchaser and the Issuing Bank pursuant to the Notes, this Indenture, the Reimbursement Agreement and the other Basic Documents, as the case may be. Any amounts withdrawn from the Cash Collateral Account shall be allocated and applied in the manner set forth in the Citibank Intercreditor Agreement, in accordance with the instructions of the Note Purchaser.”

Section 5. Confirmatory Grant of Security Interest.

(a) Issuer hereby Grants to Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties, all of Issuer’s right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising in, the Collateral. The Grant of the Collateral includes all rights, powers and options (but none of the obligations) of Issuer under the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of Issuer or otherwise, and generally to do and receive anything that Issuer is or may be entitled to do or receive under the Collateral or with respect to the Collateral.

(b) The foregoing Grant is made in trust to secure (a) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, (b) payment of amounts payable to the Hedge Counterparties under the Interest Rate Hedges (if any), (c) payment of amounts payable to Note Purchaser pursuant to the Note Purchase Agreement (including the Unused Fee Amount), (d) payment of amounts payable to the Issuing Bank under the Reimbursement Agreement, including all reimbursement obligations with respect to Letters of Credit and all L/C Fee Amounts, together with accrued interest on all of the foregoing, and (e) compliance by Issuer with the provisions of this Indenture, the Reimbursement Agreement, the other Basic Documents and the Interest Rate Hedges (if any) for the benefit of the Secured Parties.

(c) Indenture Trustee acknowledges such Grant, accepts the trusts under the Indenture and agrees to perform the duties required in the Indenture so that the interests of the Secured Parties may be adequately and effectively protected. The Indenture Trustee acknowledges the rights and obligations of the Servicer with respect to the servicing of the Collateral pursuant to the Sale and Servicing Agreement.

(d) Issuer hereby authorizes Indenture Trustee and Skadden, Arps, Slate, Meagher & Flom LLP to file a Record or Records (as such term is defined in the applicable UCC), including financing statements or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect, and continue the perfection of, the security interest Granted to Indenture Trustee under the Indenture (as amended by this Amendment); provided, that Indenture Trustee will have no obligation to make any such filings. Such financing statements may describe the Collateral in any manner necessary, advisable or prudent to ensure the perfection of the security interest Granted to Indenture Trustee under this Indenture, including “all assets,” “all personal property” or words to similar effect; provided, that Indenture Trustee will have no obligation to make any such determination.

(e) For avoidance of doubt, capitalized term used in this Section 5 of this Amendment shall have the meaning specified in the Indenture (as amended by this Amendment), incorporating the definitions set forth in the Definitions Appendix attached as Exhibit A to this Amendment.

Section 6. Representations and Warranties of NewStar LLC and NewStar Financial. Each of NewStar LLC and NewStar Financial represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Note Purchaser, the Indenture Trustee, the Issuing Bank, the Custodian and the Backup Servicer that:

(a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(b) no consent of any person and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment which has not been obtained;

(c) this Amendment has been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d) the execution, delivery and performance of this Amendment will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party;

(e) after giving effect to this Amendment, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default (as defined in the Indenture or any other Basic Document) has occurred and is continuing; and

(f) on the date hereof, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Sale and Servicing Agreement, and the representations and warranties set forth in Section 5.01 and Section 5.02 of the Note Purchase Agreement, are and will be true, correct and complete with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date.

Section 7. Conditions to Effectiveness. This Amendment shall become effective as of the date above written, if, and only if:

(a) each of the Note Purchaser, the Indenture Trustee, the Custodian and the Backup Servicer shall have received counterparts of this Amendment duly executed by NewStar LLC and NewStar Financial (in all of their respective capacities set forth herein);

(b) all representations and warranties contained in this Amendment or otherwise made in writing to the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer in connection herewith shall be true and correct in all material respects;

(c) each of the Note Purchase Agreement (as amended and restated on or around the date hereof) and the Reimbursement Agreement has been duly, executed and delivered by each party thereto;

(d) such other information, materials and documentation as the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer, and/or their respective counsel, may reasonably request, which information, materials and documentation shall be satisfactory in form and substance to such Person, as the case may be, and its counsel; and

(e) all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer and their respective counsel.

Section 8. Confirmation and Acknowledgement of the Obligations. NewStar LLC hereby (i) confirms and acknowledges to the Note Purchaser that it is validly and justly indebted to the Note Purchaser, any other Noteholders and any other Persons party to the Basic Documents, as applicable, for the payment of all obligations due under the Basic Documents without offset, defense, cause of action or counterclaim of any kind or nature whatsoever and (ii) reaffirms and admits the validity and enforceability of the Indenture, the Note and the other Basic Documents. NewStar Financial hereby confirms and acknowledges its obligations under the Basic Document and confirms that they will remain in effect following the execution and delivery of this Amendment.

Section 9. Ratification of Basic Documents. This Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Note or the Basic Documents or a waiver of any Event of Default under the Note, the Indenture or the other Basic Documents, whether or not known to the Note Purchaser, any other Noteholder or the Indenture Trustee or (ii) to prejudice any other right or rights which the Note Purchaser, any other Noteholder or the Indenture Trustee may now have or have in the future under or in connection with the Note or the Basic Documents or any of the instruments or agreements referred to therein. Except to the extent hereby modified, the Note and each of the Basic Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Note and the Basic Documents as heretofore amended or modified and as modified by this Amendment are hereby ratified and affirmed. After this Amendment becomes effective, all references to the Indenture, Note Purchase Agreement and Sale and Servicing Agreement, “hereof,” “herein,” or words of similar effect referring to the Indenture, Note Purchase Agreement or Sale and Servicing Agreement shall be deemed to mean the Indenture, Note Purchase Agreement or the Sale and Servicing Agreement as amended by the First Omnibus Amendment and the Second Omnibus Amendment and as further amended hereby. This Amendment shall not constitute a novation of the Indenture, Note Purchase Agreement or Sale and Servicing Agreement, but shall constitute an amendment thereof.

Section 10. GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 11. Paragraph Headings. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.

Section 12. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 13. Integration. This Amendment represents the entire agreement of the parties hereto with respect to the amendment of the Basic Documents. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment, which are not fully expressed herein.

Section 14. Severability. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

Section 15. Further Assurances. The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

Section 16. Consultation with Advisors. Each of the parties hereto acknowledge that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part thereof to be drafted.

Section 17. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

Section 18. Costs and Expenses. The Issuer agrees that the obligations of the Issuer pursuant to Section 10.13(a)(ii) of the Note Purchase Agreement shall extend to the preparation, execution and delivery of this Amendment, the Amended and Restated Note Purchase Agreement, the Reimbursement Agreement and any other documentation contemplated hereby (whether or not this Amendment, the Amended and Restated Note Purchase Agreement, the Reimbursement Agreement becomes effective or the transactions contemplated hereby and thereby are consummated), including, but not limited to, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Note Purchaser.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Custodian and as Indenture Trustee

By:	/s/ Kyle Harcourt
Name: Kyle Harcourt
Title: Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP., as Note Purchaser

By:	/s/ John Pawlowski
Name: John Pawlowski
Title: Authorized Signer

NEWSTAR WAREHOUSE FUNDING 2005 LLC, as Purchaser and as Issuer

By:	NEWSTAR FINANCIAL, INC., its designated manager

By:	/s/ John J. Frishkopf
Name: John J. Frishkopf
Title: Managing Director

NEWSTAR FINANCIAL, INC., as Purchaser and as Issuer

By:	/s/ John J. Frishkopf
Name: John J. Frishkopf
Title: Managing Director

LYON FINANCIAL SERVICES, INC., as Backup Servicer

By:	/s/ Joseph Andries
Name: Joseph Andries
Title: Senior Vice President